EXHIBIT 10.4

                            HERSHEY FOODS CORPORATION

                           DIRECTORS COMPENSATION PLAN


                                        1

                                     PURPOSE

       The purposes of the Directors' Compensation Plan (Plan) are to provide Directors of Hershey Foods Corporation (Corporation) with payment alternatives for the retainer and fees payable for services as a member of the Board of Directors (Board) of the Corporation or as a member or chair of any committee thereof (together, Director Fees) and to promote the identification of interests between such Directors and the stockholders of the Corporation by paying a portion of the retainer in shares of Common Stock, par value $1.00 per share, of the Corporation (Common Stock) and providing Directors the opportunity to elect to receive a greater portion of the retainer in Common Stock.


                                        2

                                   ELIGIBILITY

       Any Director of the Corporation who is not an employee of the Corporation or any of its subsidiaries shall be eligible to participate in the Plan.


                                        3

                                     PAYMENT

       A Director shall be entitled to Director Fees, in such amounts as shall be determined by the Board, for services on the Board and as a member or chair of any committee of the Board. Except as modified by the Board, at least one-third of the portion of the Director Fees payable as the annual retainer shall be payable in shares of Common Stock. Directors may elect to have all or any portion of such retainer in excess of the one-third minimum to be paid in shares of Common Stock. Fees payable for services as a member or chair of any committee of the Board shall be payable currently only in cash. Any shares of Common Stock payable under this Section 3 shall be paid by the issuance to the Director of a number of shares of Common Stock equal to the cash amount of the retainer so payable divided by the Fair Market Value of one share of the Common Stock, as defined in Section 12 hereof. Any fractional share of Common Stock resulting from such payment shall be rounded to the nearest whole share. The Corporation shall issue share certificates to the Director for the shares of Common Stock acquired or, if requested in writing by the Director and permitted under such plan, the shares acquired shall be added to the Director's account



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under the Corporation's  Automatic Dividend Reinvestment Plan. As of the date on which the part or whole of the retainer is payable in shares of Common Stock, the Director shall be a stockholder of the Corporation with respect to such shares. Unless otherwise elected in Section 4, any remaining Director Fees shall be payable in cash.


                                        4

                                    ELECTIONS

       (a) Director Fee Payment Alternatives. A Director may elect any one of the following alternatives for the payment of Director
Fees:

               (1) to receive currently full payment in cash and Common Stock, as set forth in Section 3 above, on the date or dates on which the Director Fees are payable;

               (2) to defer payment of all or a portion of the Director Fees payable in cash for subsequent payment in cash (a "Cash Deferral Election"); or

               (3) to defer payment of all or a portion of the Director Fees for
       subsequent   payment  in  shares  of  Common  Stock  (a  "Stock  Deferral
       Election").

       (b) Filing and Effectiveness of Elections. The election by a Director to receive payment of Director Fees other than as set forth in Section 3 on the date on which the Director Fees are otherwise payable is made by filing with the Secretary of the Corporation a Notice of Election in the form prescribed by the Corporation (an Election). In order to be effective for any calendar year, an Election must be received by the Secretary of the Corporation on or before December 31 of the preceding calendar year, except that if a Director files a Notice of Election on or before 30 days subsequent to the Director's initial election to the office of Director, the Election shall be effective on the date of filing with respect to Director Fees payable for any portion of the calendar year which remains at the date of such filing. An Election may not be modified or terminated after the beginning of a calendar year for which it is effective. Unless modified or terminated by filing a new Notice of Election on or before December 31 immediately preceding the calendar year for which such modification or termination is effective, an Election shall be effective for and apply to Director Fees payable for each subsequent calendar year. Director Fees earned at any time for which an Election is not effective shall be paid as set forth in
Section 3 on the date when the Director Fees are otherwise payable. Any Election shall terminate on the date a Director ceases to be a member of the Board.

       (c) Cash Deferral Elections. Director Fees deferred pursuant to a Cash Deferral Election shall be deferred and paid as provided in Sections 5 and 7. The Director may elect to defer payment of the



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Common Stock  portion or cash  portion,  as  determined  under Section 3, of the
Director Fees separately, and any deferral of the portion of the Director Fees payable in Common Stock shall be deemed to be a Stock Deferral Election subject to the provisions of Section 4(d). If only a portion of the Director Fees otherwise payable in cash for a calendar year is deferred pursuant to a Cash Deferral Election, the Director Fees deferred shall be on a pro-rata basis with the Director Fees earned and not deferred (excluding one-third of the annual retainer) during such year after the Cash Deferral Election becomes effective up to the amount of the Director Fees subject to such Cash Deferral Election.

       (d) Stock Deferral Elections. Director Fees deferred pursuant to a Stock Deferral Election shall be deferred and paid as provided in Sections 6 and 7. The Director may elect to defer payment of the portion of the Director Fees payable in Common Stock in accordance with Section 3 and any remaining Director Fees for later payment in Common Stock pursuant to a Stock Deferral Election. If only a portion of the Director Fees otherwise payable for a calendar year is deferred pursuant to a Stock Deferral Election, the Director Fees deferred shall be on a pro-rata basis with the Director Fees earned and not deferred during such year and payable after the Stock Deferral Election becomes effective up to the amount of the Director Fees subject to such Stock Deferral Election.

(e) Previous Deferral Election. In addition to the amounts otherwise permitted to be deferred under this Plan, a current Director as of January 1, 1997 who has previously deferred director fees under the Hershey Foods Corporation's Deferral Plan for Non-Management Directors (Prior Plan) may elect to credit any portion of their deferral accounts under the Prior Plan to the Deferred Cash Compensation Account or the Deferred Stock Compensation Account under this Plan. If a Director elects to credit any portion of his account under the Prior Plan to the Deferred Stock Compensation Account, the amount of the credit to such account shall be determined by dividing the account balance under the Prior Plan by the Fair Market Value of a share of Common Stock and rounding the balance to the nearest whole share. Credits shall be made to the Plan pursuant to this Section as soon as practicable after an election form has been filed with the Secretary of the Corporation. Amounts so credited shall become part of a Director's account under this Plan and shall be subject to the terms and conditions of this Plan, except that prior elections as to payment of deferred amounts shall remain in effect. Once amounts are credited to a Director's account pursuant to this Section, they may not thereafter be returned to the Director's deferral accounts under the prior deferral arrangement.

                                        5

                       DEFERRED CASH COMPENSATION ACCOUNT

       (a) General. The amount of any Director Fees deferred in accordance with a Cash Deferral Election shall be credited on the



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date on which such  Director  Fees are  otherwise  payable  to a  deferred  cash compensation account maintained by the Corporation in the name of the Director (a "Deferred Cash Compensation Account"). A separate Deferred Cash Compensation Account shall be maintained for each calendar year for which a Director has elected a different number of payment installments or as otherwise may be agreed between the Directors and the Corporation.

       (b) Adjustment for Earnings or Losses. The amount in the Director's Deferred Cash Compensation Account shall be adjusted to reflect net earnings, gains or losses in accordance with the provisions of the Hershey Foods Corporation Deferred Compensation Plan relating to Investment Credits and Investment Options. The adjustment for earnings, gains or losses shall be equal to the amount determined under (1) below as follows:

               (1) Deemed Investment Options. The total amount determined by multiplying the rate earned (positive or negative) by each fund available (taking into account earnings distributed and share appreciation (gains) or depreciation (losses) on the value of shares of the fund) for the applicable period by the portion of the balance in the Director's Deferred Cash Compensation Account as of the end of each such period, respectively, which is deemed to be invested in such fund pursuant to paragraph (2) below. Subject to elimination, modification or addition by the Board, the funds available for the Director's election of deemed investments pursuant to paragraph (2) below shall be the funds available under the Investment Options of the Hershey Foods Corporation Deferred Compensation Plan.

               (2)  Deemed Investment Elections.

                     (A) The Director shall  designate,  on a form prescribed by the Corporation, the percentage, of the deferred Director Fees that are to be deemed to be invested in the available funds under paragraph (1) above. Said designation shall be effective on a date specified by the Board and remain in effect and apply to all subsequent deferred Director Fees until changed as provided below.

                     (B) A  Director  may elect to change,  on a  calendar  year basis (or on such other basis as permitted from time to time by the Board), the deemed investment election under paragraph (A) above with respect to future deferred Director Fees among one or more of the options then available by written notice to the Secretary of the Corporation, on a form prescribed by the Corporation (or by voice or other form of notice permitted by the Corporation), at least 10 days before the first day of the calendar year as of which the change is to be effective, with such change to be effective for deferred Director Fees credited to the Deferred Cash Compensation Account on or after the effective date.




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



                     (C) A Director may elect to  reallocate  the balance of his
               Deferred Cash Compensation Account, subject to limitations imposed by the Board, on a calendar year basis, among the deemed investment options then available. A Director may make such an election by written notice to the Secretary of the Corporation, on a form prescribed by the Corporation (or by voice or other form of notice permitted by the Corporation), at least 10 days before the first day of the calendar year as of which the transfer election is to be effective, with such transfer to be based on the value of the Deferred Cash Compensation Account on the last day of the preceding year.

                     (D) The  election of deemed  investments  among the options provided above shall be the sole responsibility of each Director. The Corporation and Board members are not authorized to make any recommendation to any Director with respect to such election. Each Director assumes all risk connected with any adjustment to the value of his Deferred Cash Compensation Account. Neither the Board nor the Corporation in any way guarantees against loss or depreciation.

                     (E) All payments  from the Plan shall be made pro rata from the portion of the Director's Deferred Cash Compensation Account which is deemed to be invested in such funds as may be available from time to time for deemed investment elections under the Plan.

                     (F) The  Corporation  shall not be required or obligated to invest any amounts in the funds provided as deemed investment options, and such funds shall be used solely to measure investment performance. Further, the Corporation shall not be precluded from providing for its liabilities hereunder by investing in such funds or in any other investments deemed to be appropriate by the Board.

       (c) Manner of Payment. The balance of a Director's Deferred Cash Compensation Account will be paid to the Director or, in the event of the Director's death, to the Director's designated beneficiary, in accordance with the Cash Deferral Election. A Director may elect at the time of filing the Notice of Election for a Cash Deferral Election to receive payment of the Director Fees in annual installments rather than a lump sum, provided that the payment period for installment payments shall not exceed ten years following the Payment Commencement Date, as described in Section 7 hereof. The amount of any installment shall be determined by multiplying (i) the balance in the Director's Deferred Cash Compensation Account on the date of such installment by (ii) a fraction, the numerator of which is one and the denominator of which is the number of remaining unpaid installments. The balance of the Deferred Cash Compensation Account shall be appropriately reduced on the date of payment to the Director or the Director's designated beneficiary to reflect the installment payments made hereunder.



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Amounts held pending  distribution  pursuant to this Section 5(c) shall continue to be credited with the earnings, gains or losses as described in Section 5(b) hereof.


                                        6

                       DEFERRED STOCK COMPENSATION ACCOUNT

       (a) General. The amount of any Director Fees deferred in accordance with a Stock Deferral Election shall be credited to a deferred stock compensation account maintained by the Corporation in the name of the Director (a "Deferred Stock Compensation Account"). A separate Deferred Stock Compensation Account shall be maintained for each calendar year for which a Director has elected a different number of payment installments or as otherwise determined by the Board. On each date on which Director Fees are otherwise payable and a Stock Deferral Election is effective for a Director, the Director's Deferred Stock Compensation Account for that calendar year shall be credited with a number of shares of Common Stock (including fractional shares) equal to the cash amount of the Director Fees payable divided by the Fair Market Value of one share of the Common Stock, as defined in Section 12 hereof, on the date on which such Director Fees are payable. If a dividend or distribution is paid on the Common Stock in cash or property other than Common Stock, on the date of payment of the dividend or distribution to holders of the Common Stock each Deferred Stock Compensation Account shall be credited with a number of shares of Common Stock (including fractional shares) equal to the number of shares of Common Stock credited to such Account on the date fixed for determining the stockholders entitled to receive such dividend or distribution times the amount of the dividend or distribution paid per share of Common Stock divided by the Fair Market Value of one share of the Common Stock, as defined in Section 12 hereof, on the date on which the dividend or distribution is paid. If the dividend or distribution is paid in property, the amount of the dividend or distribution shall equal the fair market value of the property on the date on which the dividend or distribution is paid. The Deferred Stock Compensation Account of a Director shall be charged on the date of distribution with any distribution of shares of Common Stock made to the Director from such Account pursuant to
Section 6(d) hereof.

       (b) Effective January 1, 1997 the Corporation will no longer provide accruals under the Hershey Foods Corporation Non-Management Directors Pension Plan ("Pension Plan"). Effective as of that date, Directors participating in the Pension Plan (other than those who are age 68 or older as of that date who may elect to continue to participate in the Pension Plan) will have their accrual balances as of that date converted into equivalent shares of Hershey Foods Common Stock and these shares will be credited to such Directors Deferred Stock Compensation Account established pursuant to this Section 6. The conversion rate of the accrual to shares will be as determined by the Board of Directors and will not necessarily be as provided for in this Plan.



                                       -6-



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       (c)  Adjustment  and  Substitution.  The number of shares of Common Stock credited to each Deferred Stock Compensation Account shall be proportionately adjusted to reflect any dividend or other distribution on the outstanding Common Stock payable in shares of Common Stock or any split or consolidation of the outstanding shares of Common Stock. If the outstanding Common Stock shall, in whole or in part, be changed into or exchangeable for a different class or classes of securities of the Corporation or securities of another corporation or cash or property other than Common Stock, whether through reorganization, reclassification, recapitalization, merger, consolidation or otherwise, the Board shall adopt such amendments to the Plan as it deems necessary to carry out the purposes of the Plan, including the continuing deferral of any amount of any Deferred Stock Compensation Account.

       (d) Manner of Payment. The balance of a Director's Deferred Stock Compensation Account including amounts credited pursuant to Section 6(b) will be paid in shares of Common Stock to the Director or, in the event of the Director's death, to the Director's designated beneficiary, in accordance with the Stock Deferral Election. A Director may elect at the time of filing of the Notice of Election for a Stock Deferral Election to receive payment of the shares of Common Stock credited to the Director's Deferred Stock Compensation Account in annual installments rather than a lump sum, provided that the payment period for installment payments shall not exceed ten years following the Payment Commencement Date as described in Section 7 hereof. The number of shares of Common Stock distributed in each installment shall be determined by multiplying
(i) the number of shares of Common Stock in the Deferred Stock Compensation Account on the date of payment of such installment, by (ii) a fraction, the numerator of which is one and the denominator of which is the number of remaining unpaid installments, and by rounding such result down to the nearest whole number of shares. The balance of the number of shares of Common Stock in the Deferred Stock Compensation Account shall be appropriately reduced in accordance with Section 6(d) hereof to reflect the installment payments made hereunder. Shares of Common Stock remaining in a Deferred Stock Compensation Account pending distribution pursuant to this Section 6(d) shall continue to be credited with respect to dividends or distributions paid on the Common Stock pursuant to Section 6(a) hereof and shall be subject to adjustment pursuant to
Section 6(c) hereof. If a lump sum payment or the final installment payment hereunder would result in the issuance of a fractional share of Common Stock, such fractional share shall not be issued and cash in lieu of such fractional share shall be paid to the Director based on the Fair Market Value of a share of Common Stock, as defined in Section 12 hereof, on the date immediately preceding the date of such payment. The Corporation shall issue share certificates to the Director, or the Director's designated beneficiary, for the shares of Common Stock distributed hereunder, or if requested in writing by the Director and permitted under such plan, the shares to be distributed shall be added to the Director's account under the Corporation's Automatic Dividend Reinvestment Plan. As of the date on which the Director is entitled to receive payment of shares of



                                       -7-



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Common Stock, a Director shall be a stockholder of the Corporation  with respect to such shares.


                                        7

                            PAYMENT COMMENCEMENT DATE

       Payment of amounts in a Deferred Cash Compensation Account or a Deferred Stock Compensation Account shall commence on March 30 (or if March 30 is not a business day, on the first preceding business day) of the calendar year following the calendar year during which the Director ceases to be a member of the Board for any reason, including death or disability.


                                        8

                             BENEFICIARY DESIGNATION

       A Director may designate, in the Beneficiary Designation form prescribed by the Corporation, any person to whom payments of cash or shares of Common Stock are to be made if the Director dies before receiving payment of all amounts due hereunder. A beneficiary designation will be effective only after the signed beneficiary designation form is filed with the Secretary of the Corporation while the Director is alive and will cancel all beneficiary designations signed and filed earlier. If the Director fails to designate a beneficiary, or if all designated beneficiaries of the Director die before the Director or before complete payment of all amounts due hereunder, any remaining unpaid amounts shall be paid in one lump sum to the estate of the last to die of the Director or the Director's designated beneficiaries, if any.


                                        9

                          NON-ALIENABILITY OF BENEFITS

       Neither the Director nor any beneficiary designated by the Director shall have the right to, directly or indirectly, alienate, assign, transfer, pledge, anticipate or encumber (except by reason of death) any amount that is or may be payable hereunder, nor shall any such amount be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Director or the Director's designated beneficiary or to the debts, contracts, liabilities, engagements, or torts of any Director or designated beneficiary, or transfer by operation of law in the event of bankruptcy or insolvency of the Director or any beneficiary, or any legal process.





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                                       10

                           NATURE OF DEFERRED ACCOUNTS

       Any Deferred Cash Compensation Account or Deferred Stock Compensation Account shall be established and maintained only on the books and records of the Corporation, and no assets or funds of the Corporation or the Plan or shares of Common Stock of the Corporation shall be removed from the claims of the Corporation's general or judgment creditors or otherwise made available until such amounts are actually payable to Directors or their designated beneficiaries as provided herein. The Plan constitutes a mere promise by the Corporation to make payments in the future. The Directors and their designated beneficiaries shall have the status of, and their rights to receive a payment of cash or shares of Common Stock under the Plan shall be no greater than the rights of, general unsecured creditors of the Corporation. No person shall be entitled to any voting rights with respect to shares credited to a Deferred Stock Compensation Account and not yet payable to a Director or the Director's designated beneficiary. The Corporation shall not be obligated under any circumstance to fund its financial obligations under the Plan, and the Plan is intended to constitute an unfunded plan for tax purposes. However, the Corporation may, in its discretion, set aside funds in a trust or other vehicle, subject to the claims of its creditors, in order to assist it in meeting its obligations under the Plan, if such arrangement will not cause the Plan to be considered a funded deferred compensation plan under the Internal Revenue Code of 1986, as amended.


                                       11

                   ADMINISTRATION OF PLAN; HARDSHIP WITHDRAWAL

       Full power and authority to construe, interpret, and administer the Plan shall be vested in the Board. Decisions of the Board shall be final, conclusive, and binding upon all parties. Notwithstanding the terms of a Cash Deferral Election or a Stock Deferral Election made by a Director hereunder, the Board may, in its sole discretion, permit the withdrawal of amounts credited to a Deferred Cash Compensation Account or shares credited to a Deferred Stock Compensation Account with respect to Director Fees previously payable, upon the request of a Director or the Director's representative, or following the death of a Director upon the request of a Director's beneficiary or such beneficiary's representative, if the Board determines that the Director or the Director's beneficiary, as the case may be, is confronted with an unforeseeable emergency. For this purpose, an unforeseeable emergency is an unanticipated emergency caused by an event that is beyond the control of the Director or the Director's beneficiary and that would result in severe financial hardship to the Director or the Director's beneficiary if an early hardship withdrawal were not permitted. The Director or the Director's beneficiary shall provide to the Board such evidence as the Board, in its discretion, may



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require to demonstrate that such emergency  exists and financial  hardship would occur if the withdrawal were not permitted. The withdrawal shall be limited to the amount or to the number of shares, as the case may be, necessary to meet the emergency. For purposes of the Plan, a hardship shall be considered to constitute an immediate and unforeseen financial hardship if the Director has an unexpected need for cash to pay for expenses incurred by the Director or a member of the Director's immediate family (spouse and/or natural or adopted children) such as those arising from illness, casualty loss, or death. Cash needs arising from foreseeable events, such as the purchase or building of a house or education expenses, will not be considered to be the result of an unforeseeable financial emergency. Payment shall be made as soon as practicable after the Board approves the payment and determines the amount of the payment or number of shares which shall be withdrawn, in a single lump sum from the portion of the Deferred Cash Compensation Account or Deferred Stock Compensation
Account, as applicable, with the largest number and in reverse order of installment payments, in each case in accordance with Section 5(b)(2)(E) if the distribution is from the Deferred Cash Compensation Account. No Director shall participate in any decision of the Board regarding such Director's request for a withdrawal under this Section 11.


                                       12

                                FAIR MARKET VALUE

       Fair market value of the Common Stock shall be the average of the closing price for all trading dates of the month immediately preceding the date as of which fair market value is to be determined as quoted in The Wall Street Journal (or in such other reliable publication as the Board or its delegate, in its discretion, may determine to rely upon) of the Common Stock.


                                       13

                       SECURITIES LAWS; ISSUANCE OF SHARES

       The obligation of the Corporation to issue or credit shares of Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the Common Stock shares may then be listed and (iii) all other applicable laws, regulations, rules and orders which may then be in effect. If, on the date on which any shares of Common Stock would be issued or credited to a Deferred Stock Compensation Account, sufficient shares of Common Stock are not available under the Plan or the Corporation is not obligated to



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issue  shares  pursuant to this Section 13, then no shares of Common Stock shall be issued or credited but rather, in the case of Common Stock to be issued currently, cash shall be paid in payment of the Director Fees payable, and in the case of a Deferred Stock Compensation Account, Director Fees and dividends which would otherwise have been credited in shares of Common Stock shall be credited in cash to a Deferred Cash Compensation Account in the name of the Director. The Board shall adopt appropriate rules and regulations to carry out the intent of the immediately preceding sentence if the need for such rules and regulations arises.

                                       14

                                  GOVERNING LAW

       The provisions of this Plan shall be interpreted and construed in accordance with the laws of the State of Delaware.


                                       15

                    EFFECTIVE DATE; AMENDMENT AND TERMINATION

       The Plan was adopted by the Board on December 4, 1996, and is effective as of January 1, 1997. The Board may amend or terminate the Plan at any time, provided that no such amendment or termination shall adversely affect rights with respect to amounts or shares then credited to any Deferred Cash Compensation Account or Deferred Stock Compensation Account.



                                      -11-



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